Exhibit 20.4
Page 1 of 3

                    Navistar Financial 1997 - B Owner Trust
                           For the Month of March 2000
                      Distribution Date of April 17 2000
                            Servicer Certificate #30

Original Pool amount Initial Receivables               $408,527,638.36
Subsequent Receivables  (transferred 11/13/97)          $91,466,751.20


Beginning Pool Balance                                 $155,040,525.91
Beginning Pool Factor                                        0.3100845

Principal and Interest Collections:
     Principal Collected (Incl. Servicer Advance Repay)  $8,062,406.64
     Interest Collected                                  $1,248,788.75

Additional Deposits:
     Repurchase Amounts                                          $0.00
     Liquidation Proceeds / Recoveries                     $392,008.65
Total Additional Deposits                                  $392,008.65

Repos / Chargeoffs                                         $947,592.16
Aggregate Number of Notes Charged Off                              181

Total Available Funds                                    $9,703,204.04

Ending Pool Balance                                    $146,030,527.11
Ending Pool Factor                                           0.2920643

Servicing Fee                                              $129,200.44

Repayment of Servicer Advances                                   $0.00

Reserve Account:
     Beginning Balance  (see Memo Item)                  $8,964,126.54
     Target Percentage                                          10.00%
     Target Balance                                     $14,603,052.71
     Minimum Balance                                     $9,999,887.79
     (Release) / Deposit                                   ($45,581.60)
     Ending Balance                                      $8,918,544.94

Current Weighted Average APR:                                   9.538%
Current Weighted Average Remaining Term (months):                25.78

Delinquencies                                            Dollars         Notes
     Installments:               1 - 30 days          $1,429,129.79       930
                                 31 - 60 days           $425,881.98       296
                                 60+  days              $268,560.12       103

     Total:                                           $2,123,571.89       946

     Balances:                   60+  days            $2,700,549.51       103

Memo Item - Reserve Account
     Prior Month                                      $9,168,493.40
+    Invest. Income                                      $45,581.60
+    Excess Serv.                                             $0.00
+    Transfer (to) / from Collections Account          ($249,948.46)
     Beginning Balance                                $8,964,126.54

Exhibit 20.4
Page 2 of 3

Navistar Financial 1997 - B Owner Trust
For the Month of March 2000

                                                                        NOTES
                                                  (Money Market)
                                      TOTAL        CLASS A - 1      CLASS A - 2     CLASS A - 3      CLASS A - 4    CLASS B NOTES
                                $500,000,000.00  $107,000,000.00  $94,000,000.00  $132,000,000.00  $149,500,000.00  $17,500,000.00
Original Pool Amount
Distributions:
     Distribution Percentages                              0.00%           0.00%            1.27%           95.23%           3.50%
     Coupon                                                5.72%           5.96%            6.20%            6.30%           6.30%

Beginning Pool Balance          $155,040,525.91
Ending Pool Balance             $146,030,527.11

Collected Principal               $8,062,406.64
Collected Interest                $1,248,788.75
Charge - Offs                       $947,592.16
Liquidation Proceeds/Recoveries     $392,008.65
Servicing                           $129,200.44
Cash Transfer from Reserve Account  $249,948.46
Total Collections Available
  for Debt Service                $9,823,952.06

Beginning Balance               $155,040,525.91            $0.00           $0.00      $114,107.53  $149,500,000.00   $5,426,418.38

Interest Due                        $813,953.26            $0.00           $0.00          $589.56      $784,875.00      $28,488.70
Interest Paid                       $813,953.26            $0.00           $0.00          $589.56      $784,875.00      $28,488.70
Principal Due                     $9,009,998.80            $0.00           $0.00      $114,107.53    $8,580,541.31     $315,349.96
Principal Paid                    $9,009,998.80            $0.00           $0.00      $114,107.53    $8,580,541.31     $315,349.96

Ending Balance                  $146,030,527.11            $0.00           $0.00            $0.00  $140,919,458.69   $5,111,068.42
Note / Certificate Pool Factor                            0.0000          0.0000           0.0000           0.9426          0.2921
   (Ending Balance / Original Pool Amount)
Total Distributions               $9,823,952.06            $0.00           $0.00      $114,697.09    $9,365,416.31     $343,838.66

Interest Shortfall                        $0.00            $0.00           $0.00            $0.00            $0.00           $0.00
Principal Shortfall                       $0.00            $0.00           $0.00            $0.00            $0.00           $0.00
     Total Shortfall                      $0.00            $0.00           $0.00            $0.00            $0.00           $0.00
      (required from Reserve)
Excess Servicing                          $0.00
     (see Memo Item - Reserve Account)

Beginning Reserve Acct Balance    $8,964,126.54
(Release) / Draw                    ($45,581.60)
Ending Reserve Acct Balance       $8,918,544.94

Exhibit 20.4
Page 3 of 3

Navistar Financial 1997 - B Owner Trust
For the Month of March 2000


Trigger Events:
A)  Loss Trigger
B)  Delinquency Trigger
C)  Noteholders Percent Trigger

                                     5                    4                     3                      2                   1
                                  Nov-99               Dec-99                Jan-00                 Feb-00              Mar-00
Beginning Pool Balance       $186,675,132.54      $178,138,043.90        $170,247,528.68        $163,285,457.55     $155,040,525.91

A)  Loss Trigger:
    Principal of Contracts
      Charged Off                $674,517.68          $273,685.09            $266,482.92          $1,242,061.84         $947,592.16
    Recoveries                   $174,724.14          $413,418.81            $214,473.19            $140,780.70         $392,008.65

Total Charged Off (Months 5, 4, 3)                  $1,214,685.69
Total Recoveries (Months 3, 2, 1)                     $747,262.54
Net Loss / (Recoveries) for 3 Mos                     $467,423.15 (a)

Total Balance (Months 5, 4, 3)                    $535,060,705.12 (b)

Loss Ratio Annualized  [(a/b) * (12)]                    1.04831%

Trigger:  Is Ratio > 1.5%                                      No
                                                                             Jan-00                 Feb-00              Mar-00

B)   Delinquency Trigger:                                                  $3,708,100.09          $3,943,107.12       $2,700,549.51
     Balance delinquency 60+ days                                               2.17806%               2.41486%            1.74183%
     As % of Beginning Pool Balance                                             1.66957%               2.03970%            2.11158%
     Three Month Average

Trigger:  Is Average > 2.0%                                   Yes

C)   Noteholders Percent Trigger:                        1.78373%
     Ending Reserve Account Balance
     not less than 1% of Initial Aggregate
     Receivables Balance

Trigger:  Is Minimum < 1.0%                                    No

Navistar Financial Corporation


by:  /s/ R. W. Cain
         R. W. Cain
         Vice President and Treasurer